UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              May 26, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania		15212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania, 15219

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01      Regulation FD Disclosure

Equitable Resources, Inc. (EQT) announced that it has retained Lincoln Partners LLC, to assist it in considering strategic alternatives for its NORESCO segment, including but not limited to a sale, merger or other business combination.  NORESCO is a premier, vertically integrated energy services company.   Equitable expects that a strategic alternative will not only allow NORESCO to more successfully leverage its market opportunities but will also allow Equitable to focus on opportunities in its Utilities and Supply segments.

NORESCO provides an integrated group of energy-related products and services that are designed to reduce its customers’ operating costs and improve their energy efficiency.  NORESCO’s activities comprise performance contracting, energy efficiency programs, combined heat and power and central boiler/chiller plant development, design, construction, ownership and operation.  NORESCO’s customers include governmental, military, institutional, commercial and industrial end-users.

Lincoln Partners LLC, an investment banking firm headquartered in Chicago, Illinois, specializes in middle-market mergers and acquisitions and private capital raising for clients that include major publicly traded companies and leading private equity firms.

Disclosures in this Form 8-K contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.   A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti

Vice President,

Chief Financial Officer and Treasurer

Date: May 26, 2005